ADVISORY AGREEMENT

This AGREEMENT TO SERVE AS AN ADVISOR (the “Agreement”) is made by and between Garrett Cecchini and George Mainas (Advisor or Advisors) and Simple Earth, Inc., a California corporation (“Company”), as of the date when both parties have executed this Agreement below (“Effective Date”).

WHEREAS, Company desires receiving from Advisors and Advisors desire to render to Company the advisory services described  in Exhibit A to this Agreement (“Services”) directly to Company’s senior management and/or Board of Directors and,

WHEREAS, Company is interested in retaining  and compensating Advisors, as set forth herein to provide advisory services to Company as described in Exhibit A to this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1.

Services, Compensation, Timing.  Advisors agrees to timely render advisory services to Company as requested by Company, more fully set forth in Exhibit A to this Agreement.  In consideration of both Advisors’ execution of this Agreement, as well as the Advisors’ providing those services set forth in Exhibit A, specifically including advising the Company such  that Advisors’ guidance subsequently results in a public listing of Company’s shares on an approved  (by Advisors and Company’s CEO) exchange, as well as the Company  itself successfully selling common stock equity, straight debt, convertible debt or preferred debt in an amount equal to a minimum of $ 2.5 million, or such other amounts as is mutually agreed in writing between the parties, then in that case Advisors shall have earned, for their services rendered, compensation equal to 500,000 shares of the common stock of the Company (“Consideration”).

a.

Upon Advisors’ request, the Company shall transfer the Consideration upon closing of the first to occur, closing of the minimum funding set forth above, or,  seven calendar days prior to the date the Company’s commences any share exchange in preparation for  trading on a public exchange.

2.

Status as an Advisor to the Company.  Advisor agrees and acknowledges that this Agreement and the relationship it establishes between Advisor and Company does not constitute a contract of employment, agency, partnership, joint venture, or any other similar relationship.  Advisor will not be an officer, or director of the Company, and will not enjoy any of the protections or be subject to any of the obligations of employees or directors under California law.

3.

Not  Securities Brokers: Advice.  Company agrees that Advisors have informed it they are not licensed securities brokers and are  not performing any services for which a license is required.  Rather , Company has sought out and  is retaining Advisors to advise it on specific information, processes and third party contacts they have developed over years of related work all of which the Company deems valuable to it.

4.

Intellectual Property.

(a)

Innovations; Company Innovations.  “Innovations” includes processes, machines, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes without limitation all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs.  “Company Innovations” are Innovations that Advisor, solely or jointly with others, conceives, reduces to practice, creates, derives, develops or makes within the scope of Advisor’s work for Company under this Agreement.

(b)

Ownership of Innovations and Company Innovations.   Advisor shall have no rights whatsoever in Innovations and hereby assigns to Company any and all rights which he may have with respect to Company Innovations.

5.

Confidentiality.  Advisor acknowledges that, in the course of performing Advisor’s duties under this Agreement, Advisor may obtain confidential, nonpublic and otherwise sensitive information relating to Company ("Confidential Information").  Such Confidential Information shall belong solely to Company and includes, but is not limited to, the Company’s business plans, business strategies, research and development plans and activities, product development plans and activities, software development plans and activities, hiring plans and activities, the Company’s roster of employees, consultants, and advisors, trade secrets, know-how, inventions (whether or not patentable), techniques, processes, programs, ideas, algorithms, schematics, testing procedures, software design and architecture, computer code, internal documentation, design and function specifications, product requirements, problem reports, analysis and performance information, benchmarks, software documents, and other technical, business, product, marketing and financial information, plans and data.  In regard to this Confidential Information:

(a)

Advisor shall not use (except as expressly authorized by this Agreement) or disclose Confidential Information without the prior written consent of Company unless such Confidential Information becomes part of the public domain without breach of this Agreement by Advisor, its officers, directors, employees or agents.

(b)

Advisor agrees to take reasonable measures to maintain the Confidential Information in confidence.

(c)

Upon the termination of this Agreement, Advisor will deliver to Company all Confidential Information and all of Company’s property that Advisor may have in its possession.

6.

Injunctive Relief; Attorneys’ Fees and Costs.  A breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to Company for which there will be no adequate remedy at law, and Company shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).  The prevailing party shall be entitled to an award of reasonable attorneys’ fees and costs.

7.

Term and Termination.

a.

This Agreement will commence on the Effective Date and will continue for 12 months from the date of the execution of this Advisory Agreement, subject to the terms and conditions contained in this paragraph 7.

b.

Company may terminate this Agreement upon giving a ten (10) day notice thereof to Advisor for any reason or no reason, with or without cause.  Advisor may terminate this Agreement upon giving a ten (10) day notice thereof to Company.  Any such notice shall be addressed to the other party at the address shown below or such other address as either party may notify the other of and shall be deemed given upon delivery if personally delivered, or forty-eight (48) hours after deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested.  Notwithstanding anything herein to the contrary, Company or Advisor may terminate this Agreement immediately and without prior notice if either party is in breach of any material provision of this Agreement.

c.

Upon such termination all rights and duties of the parties toward each other shall cease except Sections 1 (potential right to an option based upon services to date of termination), Sections 2 (Status as an Advisor to the Company),3 (Intellectual Property), 4 (Confidentiality), and 5 (Injunctive Relief and Attorneys’ Fees and Costs) shall survive the termination of this Agreement.

d.

Company shall owe Advisors no compensation whatsoever as long as  Company has; (1)  not closed on nor received a firm commitment,  as a result of Advisors’ introductions,  in an amount set forth in paragraph 1 herein,  and  (2) has terminated the advisory services in writing at least 30 days  prior to the event happening in this paragraph, 7, d, (1).  Should Advisors be terminated subsequent to this paragraph, 7, d, (1),  and Company has received a firm commitment in an amount set forth in paragraph 1 herein, upon closing the transaction Company agrees that Advisors will have earned the compensation set forth herein, or 5% of the common  stock of the Company on a fully diluted basis.

8.

Assignment.  Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by either party without the express written consent of the other party.

9.

Waiver; Severability.  The failure of either party to enforce any provision of this Agreement shall not constitute a waiver of any term hereof by such party.  If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable for any reason, the remainder of this Agreement shall continue in full force and effect and binding upon the parties.

10.

Governing Law; Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to conflicts of laws rules.  The federal and state courts within the State of California shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement.

11.

Remedies.  Each party agrees that its obligations provided herein are necessary and reasonable in order to protect the other party and its business.

12.

Entire Agreement.  This Agreement constitutes the entire agreement between Company and Advisor with respect to the subject matters herein, and supersedes all prior communications, understandings and agreements with respect to such subject matter.  This Agreement may not be amended except in writing, signed by both parties.

13.

Headings.  The headings used in this Agreement are intended for convenience only and shall not be deemed to supersede or modify any provisions.

14.

Counterparts; Facsimile Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement may be executed by facsimile signatures.

The parties have executed and delivered this Agreement as of the date or dates set forth below.

SIMPLE EARTH, INC.

ADVISORS

Signature: ________________________

Signature: ___________________________

Name: ___________________________

Name: ______________________________

Title: ____________________________

Date: _______________________________

Date: ____________________________

Address: ____________________________

Address: _________________________

               ____________________________

               _________________________

Signature:__________________________

Name:_____________________________

Date:______________________________

Address:___________________________

EXHIBIT A

 Advisors shall advise and consult with  SugarMade regarding certain proprietary information , confidential processes and third party contacts  advisors have developed and possess concerning among other things: Corporate Formation, Corporate Governance, Capital Structure, including debt, convertible debt, common and preferred  equity structuring, Capital Formation and Access, Board Constitution, Public Relations, Investor Relations, Access to Public Securities Exchanges, all of which information Company agrees is  unique, and valuable.